SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report: August 28, 2007

(Date of earliest event reported)

NAVTECH, INC.

(Exact name of Registrant as specified in charter)

Registrant, State of Incorporation, Address of
Commission File	Principal Executive Offices and Telephone	I.R.S. employer
Number	Number	Identification Number

0-15362	c/o Navtech Systems Support, Inc.
	295 Hagey Blvd, Suite 200, Waterloo, ON, Canada	11-2883366
N2L 6R5
(519) 747-1170

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 28, 2007, Navtech Systems Support Inc. (“Navtech Canada”), a wholly owned subsidiary of Navtech, Inc. entered into a Purchase Agreement and Second Amendment to Note Purchase Agreement (the “Second Amendment”) with ABRY Mezzanine Partners, L.P. (“AMP”) and ABRY Investment Partnership, L.P. (“AIP” and together with AMP, the “Purchasers”) whereby Navtech Canada agreed to sell to AMP  an aggregate amount of $2,100,000 of its 13.0% (Tranche B) Senior Subordinated Notes due 2011 (the “Notes”).  The issuance and sale by Navtech Canada of the Notes shall be known in this report as the “Note Transaction”.  The Notes mature on November 22, 2011.  The Notes are subject to optional redemption by the Company at any time on or after November 22, 2008 with premium.

In connection with the Second Amendment, Navtech, Inc. and its subsidiaries entered into an Acknowledgement of Continuing Guaranty and Consent dated August 28, 2007 (“Guarantee Acknowledgement”), whereby Navtech, Inc. and its subsidiaries affirmed their obligations to guaranty Navtech Canada’s obligations under that certain Note Purchase Agreement dated November 22, 2005 by and between Navtech Canada and the Purchasers (as amended from time to time, including by the Second Amendment, the “Note Purchase Agreement”) (i) with respect to Navtech, Inc., under that certain Parent Guaranty dated November 22, 2005 by Navtech, Inc. in favor of the Purchasers, and (ii) with respect to Navtech, Inc’s subsidiaries, under that certain Subsidiary Guaranty dated November 22, 2005 by Navtech, Inc.’s subsidiaries in favor of the Purchasers.  As a result, Navtech, Inc. and its subsidiaries may become directly liable for Navtech Canada’s obligations under the Notes upon the occurrence of an event of default by Navtech Canada under the Note Purchase Agreement.

In connection with the Note Transaction and pursuant to the Second Amendment, Navtech, Inc. issued to AMP a warrant to purchase an aggregate of 42,958 shares of Navtech, Inc.’s common stock (the “AMP Warrant”).   The AMP Warrant has an exercise price of $0.01 (subject to adjustment as set forth in the AMP Warrant), is exerciseable at any time from the date of issuance until the tenth anniversary of the date of issuance and have weighted average anti-dilution protection provisions as set forth in the AMP Warrant.  Pursuant to Section 8 of the Note Purchase Agreement, the holder of the AMP Warrant may require Navtech Canada to purchase the AMP Warrant and/or the shares of common stock underlying the AMP Warrant upon certain events of default under the Note Purchase Agreement or upon a change of control of Navtech, Inc.   The shares of common stock underlying the AMP Warrant are also entitled to certain registration rights pursuant to and in accordance with the terms of that certain Registration Rights Agreement dated November 22, 2005 by and among Navtech, Inc. and certain of its equity holders.

In addition to the AMP Warrant, the Purchaser hold warrants to purchase an additional 312,176 shares of Navtech, Inc.’s common stock (the “Existing Warrants”) upon substantially the same terms as the AMP Warrant.  In addition to the Notes, the Purchasers hold and aggregate principal amount of $21,000,000 Tranche A and Tranche B Notes issued by Navtech Canada on November 22, 2005 (the “Existing Notes”).  For a description of the terms of the Existing Warrants and the Existing Notes, please refer to Navtech, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 28, 2005.  A principal of the Purchasers, John Hunt, is a member of Navtech Inc.’s Board of Directors.

The foregoing descriptions of the Second Amendment, the Notes, the AMP Warrant and the Guarantee Acknowledgement, do not purport to be complete and are qualified in their entirety by reference to the Second Amendment, the Notes, the AMP Warrant and the Guarantee Acknowledgement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, and are incorporated into this report by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above with respect to the Second Amendment to Note Purchase Agreement, Notes and the Guaranty Acknowledgement is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement and Second Amendment to Note Purchase Agreement dated August 28, 2007, by and among the Navtech, Inc., Navtech Canada and the Purchasers.

10.2	13.0% (Tranche B) Senior Subordinated Notes due 2011 dated August 28, 2007 issued to AMP by Navtech Systems Support Inc.

10.3	Warrant dated August 28, 2007 issued by Navtech, Inc. to AMP

10.4	Acknowledgement of Continuing Guaranty and Consent dated August 28, 2007 executed by Navtech, Inc. and its subsidiaries in favor of the Purchasers

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

NAVTECH, INC.

Dated: September 4, 2007
/s/ David Strucke
David Strucke
President and Chief Executive Officer